[BROOKDALE LIVING COMMUNITIES, INC. LETTERHEAD]


FOR FURTHER INFORMATION:



AT THE COMPANY:                             AT FLEISHMAN HILLARD:
Mark J. Schulte                             Sharon J. Erikson
President and Chief Executive Officer       Vice President
(312) 977-3700                              (312) 751-8878


FOR IMMEDIATE RELEASE
TUESDAY, NOVEMBER 3, 1998

           BROOKDALE LIVING COMMUNITIES REPORTS THIRD QUARTER RESULTS


Chicago, November 3, 1998 - Brookdale Living Communities, Inc. (NASDAQ: BLCI), a national provider of senior and assisted living services to the elderly, today announced third quarter net income of $1.8 million, or $0.19 per diluted share, on revenues of $20.5 million. Improved results were driven by continued strong occupancy at the Company's facilities, as well as portfolio growth and significant progress on properties under development.

Brookdale Living Communities Highlights for the Third Quarter of 1998
---------------------------------------------------------------------

-    Net income of $1.8 million,  or $0.19 per diluted share, versus $0.03 in Q3
     1997.

- Third quarter total revenues of $20.5 million, an increase of 82% over year-earlier period.

- After-tax cash flow (as defined below) of $3.9 million, or $0.42 per basic share, ($0.40 per diluted share).

- Average occupancy rates on stabilized facilities of approximately 97% at September 30, 1998.

- A total of five of the Company's prototype properties under construction (1,100 units), with an additional five properties in development (1,100 units or approximately 2,200 units in total)

- Executed definitive agreements for the acquisition of two properties totaling approximately 575 units, located in Northern California and the Northeastern United States.

-    Closed on the 145 unit Ponce de Leon lease transaction on October 21, 1998.

"We are pleased to report that we are again in-line with analysts' expectations this quarter - as we have done every quarter since the Company's IPO in May of 1997," said Mark J. Schulte, President and Chief Executive Officer of Brookdale, "These results demonstrate our ability to execute our business plan, the strength of our markets and validate our strategy in the senior and assisted living sector."

Operating Results
-----------------

Total revenues in the third quarter of 1998 were $20.5 million, an 82% increase from $11.2 million during the third quarter of 1997. Resident fees were approximately $18.9 million, up 69% from the same period in the prior year, attributable mainly to acquisitions and lease transactions consummated since such time. "Same store" revenues for the eight properties operated for both the full Q3 1997 and Q3 1998 increased approximately 5% to $11.5 million. At September 30, 1998, the average occupancy of all of the Company's stabilized facilities was approximately 97% and 95% overall. Total revenues included approximately $1.5 million of property development fees related to projects being developed for unaffiliated third party owners.

For all facilities owned or leased by the Company, the facility operating margin (resident fees less facility operating expenses, divided by resident fees) for the quarter ended September 30, 1998 was 43%, compared to 46% in the prior year quarter ended September 30, 1997, the decrease being primarily due to the Company commencing operation of six additional properties since Q3 1997, which had lower average operating margins than Brookdale's historical same-store margin levels. In Q3 1998, same store facility operating income increased approximately 7% to $5.3 million with a facility operating margin of 47% versus 46% in Q3 1997. In addition, after-tax cash flow contribution of such same-store facilities increased 28% from Q3 1997 to Q3 1998. Earnings before interest, taxes, depreciation, amortization and rent ("EBITDAR") increased 77% to $8.5 million, with EBITDAR margin in Q3 1998 of 41%, compared to 43% in Q3 1997 due to the addition of the six lower margin properties. After-tax cash flow (defined as net income plus depreciation, amortization and deferred taxes) was $3.9 million, or $0.42 per basic share ($0.40 per diluted share), versus $0.19 in Q3 1997.

Other Recent Events
-------------------

Brookdale recently began initial construction of a 218-unit facility in Battery Park City, New York, New York. This brings the total units under construction to approximately 1,100 including the Austin, Texas, Southfield, Michigan, Glen Ellyn, Illinois and Raleigh, North Carolina facilities.

In addition, the Company entered into purchase agreements to acquire two additional facilities totaling approximately 575 units. One property is located in Redwood City, California in the San Francisco Bay area, and the second is located in the Northeastern United States. Both agreements are subject to various confidentiality provisions and the respective transaction closings are contingent on certain conditions customary for transactions of this type, including completion of due diligence by Brookdale on such facilities. No assurance can be given that the conditions to closing these transactions will be satisfied in a timely manner, if at all.

Outlook
-------

"We are proving that our differentiated operating strategy within the senior and assisted living sector, premised on building, acquiring and operating larger facilities in urban and suburban settings while offering two pieces of the continuum, independent and assisted living, is a profitable and solid strategy, resulting in high occupancy and superior operating margins," Mr. Schulte said. "Our outlook for growth through acquisitions, development and strong internal portfolio growth looks better than ever," Schulte continued, "and the strength of these fundamentals provides great visibility of earnings for Brookdale."

Brookdale Living Communities, Inc. is a provider of senior and assisted living services to the elderly, with 17 facilities in eleven states containing an aggregate of approximately 3,615 units in upscale urban and suburban communities.

This news release contains certain forward-looking statements. When used in this news release, the words, "believes", "expects", "anticipates", "estimates" and similar words or expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties, such as the successful completion of the acquisition of the facilities which the Company has under contract, the successful completion of development activities, the successful integration of newly acquired or leased facilities with the operations of the Company's existing facilities, fluctuations in operating results, occupancy levels in the markets in which the Company competes, and/or unanticipated changes in expenses or capital expenditures and other risks detailed in the Company's filings with the Securities and Exchange Commission.

                           [FINANCIAL DATA TO FOLLOW]

       BROOKDALE LIVING COMMUNITIES, INC. AND SUBSIDIARIES (THE "COMPANY")

              CONSOLIDATED STATEMENTS OF OPERATIONS OF THE COMPANY
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)


                                                                        Three Months Ended
                                                              September 30, 1998 September 30, 1997
                                                              ------------------ ------------------
Revenue
Resident fees...............................................    $       18,868      $      11,192
Development fees............................................             1,542                  -
Management fees.............................................                72                 50
                                                                --------------      -------------
       Total revenue........................................            20,482             11,242
                                                                --------------      -------------

Expenses
Facility operating..........................................            10,715              5,795
General and administrative..................................             1,280                659
Lease expense...............................................             4,790              2,566
Depreciation and amortization...............................             1,146              1,158
                                                                --------------      -------------
       Total operating expenses.............................            17,931             10,178
                                                                --------------      -------------
       Income from operations...............................             2,551              1,064
Interest income.............................................             1,277                274
Interest expense............................................            (1,033)            (1,158)
                                                                --------------      -------------
       Income before income tax (expense) benefit...........             2,795                180
Income tax (expense) benefit................................              (982)                10
                                                                --------------      -------------

       Net income...........................................    $        1,813      $         190
                                                                ==============      =============

Basic earnings per common share.............................    $         0.19      $        0.03
                                                                ==============      =============

Weighted average shares used for computing
    basic earnings per common share.........................             9,569              7,175
                                                                ==============      =============

Diluted earnings per common share...........................    $         0.19      $        0.03
                                                                ==============      =============

Weighted average shares used for computing
    diluted earnings per common share.......................             9,771              7,317
                                                                ==============      =============


       BROOKDALE LIVING COMMUNITIES, INC. AND SUBSIDIARIES (THE "COMPANY")
          AND PREDECESSOR PROPERTIES (THE "PREDECESSOR" TO THE COMPANY)

            CONSOLIDATED STATEMENTS OF OPERATIONS OF THE COMPANY AND
               COMBINED STATEMENT OF OPERATIONS OF THE PREDECESSOR
                    (In Thousands, Except Per Share Amounts)
                                   (Unaudited)


                                                                                  Brookdale Living     Predecessor
                                                               Brookdale Living   Communities, Inc.    Properties
                                                               Communities, Inc.     period from       period from
                                                                  Nine Months        May 7, 1997     January 1, 1997
                                                                     Ended             through           through
                                                              September 30, 1998 September 30, 1997    May 6, 1997
                                                              ------------------ ------------------  -------------

Revenue
Resident fees...............................................    $       51,723      $      17,731    $      10,473
Development fees............................................             4,120                  -                -
Management fees.............................................               188                 82                -
                                                                --------------      -------------    -------------
       Total revenue........................................            56,031             17,813           10,473
                                                                --------------      -------------    -------------

Expenses
Facility operating..........................................            28,993              9,278            5,872
General and administrative..................................             3,776              1,137                -
Lease expense...............................................            12,782              4,110            3,042
Depreciation and amortization...............................             3,577              1,849              857
Property management fees....................................                 -                  -              230
                                                                --------------      -------------    -------------
       Total operating expenses.............................            49,128             16,374           10,001
                                                                --------------      -------------    -------------
       Income from operations...............................             6,903              1,439              472
Interest income.............................................             2,918                400               68
Interest expense............................................            (2,891)            (1,873)            (830)
                                                                --------------      -------------    -------------
       Income (loss) before minority interest and income
          tax (expense) benefit.............................             6,930                (34)            (290)
Minority interest...........................................                 -                  -             (138)
Income tax (expense) benefit................................            (2,485)               143             (236)
                                                                --------------      -------------    -------------

       Net income (loss)....................................    $        4,445      $         109    $        (664)
                                                                ==============      =============    =============

Basic earnings per common share.............................    $         0.47      $        0.02
                                                                ==============      =============

Weighted average shares used for computing
    basic earnings per common share.........................             9,489              7,051
                                                                ==============      =============

Diluted earnings per common share...........................    $         0.46      $        0.02
                                                                ==============      =============

Weighted average shares used for computing
    diluted earnings per common share.......................             9,738              7,144
                                                                ==============      =============


